Exhibit 10.1

AMENDMENT TO INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT TO INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment Agreement”), dated as of December 15, 2022, is made by and between Simon Property Group Acquisition Holdings, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”), and amends that certain Investment Management Trust Agreement, effective as of February 18, 2021 (the “Trust Agreement”), by and between the Company and the Trustee. Capitalized terms used but not defined in this Amendment Agreement have the meanings assigned to such terms in the Trust Agreement.

WHEREAS, Section 1(i) of the Trust Agreement provides that the Trustee is to liquidate the Trust Account and distribute the Property in the Trust Account, including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) (x) upon receipt of, and only in accordance with, the terms of a Termination Letter in a form substantially similar to that attached to the Trust Agreement as Exhibit A or Exhibit B, as applicable, or (y) upon the date which is the later of (1) 24 months after the closing of the Offering and (2) such later date as may be approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation;

WHEREAS, Section 6 of the Trust Agreement provides that the Trust Agreement may only be amended by a writing signed by each of the Company and the Trustee with the Consent of the Stockholders; and

WHEREAS, at a meeting of the stockholders of the Company held on or about the date hereof (the “Meeting”), at least sixty five percent (65%) of the voting power of all then outstanding shares of the Common Stock and the Company’s Class B common stock have voted to approve this Amendment Agreement;

WHEREAS, at the Meeting, the stockholders of the Company also voted to approve the second amendment of the Company’s certificate of incorporation (the certificate of incorporation, as so amended, the “Certificate”); and

WHEREAS, each of the Company and the Trustee desires to amend the Trust Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment to the Trust Agreement.

Effective as of the execution hereof, Section 1(i) of the Trust Agreement is hereby amended to replace the words “24 months after the closing of the Offering” with “December 16, 2022”

2. No Further Amendment. The parties hereto agree that except as provided in this Amendment Agreement, the Trust Agreement shall continue unmodified, in full force and effect and constitute legal and binding obligations of all parties thereto in accordance with its terms. This Amendment Agreement forms an integral and inseparable part of the Trust Agreement.

3. References.

(a) All references to the “Trust Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the Trust Agreement shall refer to the Trust Agreement as amended by this Amendment Agreement. Notwithstanding the foregoing, references to the date of the Trust Agreement (as amended hereby) and references in the Trust Agreement to “the date hereof,” “the date of this Trust Agreement” and terms of similar import shall in all instances continue to refer to February 18, 2021.

(b) All references to the “amended and restated certificate of incorporation” in the Trust Agreement (as amended by this Amendment Agreement) and terms of similar import shall mean the Certificate.

4. Governing Law; Jurisdiction. This Amendment Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

5. Counterparts. This Amendment Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

6. Other Miscellaneous Terms. The provisions of Sections 6(f), 6(h) and 6(j) of the Trust Agreement shall apply mutatis mutandis to this Amendment Agreement, as if set forth in full herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

[Signature Page to Amendment to Investment Management Trust Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

SIMON PROPERTY GROUP ACQUISITION HOLDINGS, INC.

By:	/s/ Steven E. Fivel
Name:	Steven E. Fivel
Title:	Secretary

[Signature Page to Amendment to Investment Management Trust Agreement]

Effective as of the execution hereof, Exhibit B to the Trust Agreement is hereby amended and restated in its entirety as follows:

EXHIBIT B

Simon Property Group Acquisition Holdings, Inc.
225 West Washington Street
Indianapolis, IN 46204

December 15, 2022

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004
Attn: Francis Wolf & Celeste Gonzalez

Re:	Trust Account - Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Simon Property Group Acquisition Holdings, Inc. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of February 18, 2021, 2021 (the “Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination with a Target Business within the time frame specified in the Company’s amended and restated Certificate of Incorporation, as described in the Company’s Prospectus relating to the Offering. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Account and to transfer the total proceeds into a segregated account held by you on behalf of the Beneficiaries to await distribution to the Public Stockholders. The Company has selected December 16, 2022 as the effective date for the purpose of determining when the Public Stockholders will be entitled to receive their share of the liquidation proceeds. You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, agree to distribute said funds directly to the Public Stockholders in accordance with the terms of the Trust Agreement and the amended and restated Certificate of Incorporation of the Company. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated, except to the extent otherwise provided in Section 1(i) of the Trust Agreement.

Very truly yours,

SIMON PROPERTY GROUP ACQUISITION HOLDINGS, INC.

By:
Name: Title:

cc:	Goldman Sachs & Co. LLC